 EXHIBIT 10.4

BioRestorative Therapies, Inc.

555 Heritage Drive

Jupiter, Florida 33458

February 10, 2012

Mr. Mark Weinreb

c/o BioRestorative Therapies, Inc.

555 Heritage Drive

Jupiter, Florida 33458

Dear Mr. Weinreb:

Reference is made to that certain Employment Agreement, dated as of October 4, 2010, between BioRestorative Therapies, Inc. (formerly known as Stem Cell Assurance, Inc.) (the “Company”) and Mark Weinreb (the “Employee”), as amended (the “Employment Agreement”).

The parties hereby agree that, effective as of the date hereof, Paragraph 1.1 of the Employment Agreement is amended to read as follows:

“The Company will employ the Employee in its business, and the Employee will work for the Company therein, as its Chief Executive Officer, President and Chairman of the Board for a term commencing as of October 4, 2010 and terminating on the fifth anniversary of the date thereof (the “Initial Term”). The term shall be extended for successive one (1) year periods (the “Extended Period”) unless either party gives ninety (90) days prior written notice to the other of its desire to terminate this Agreement as of the end of the initial term or any successive term. The term of this Agreement, including the Initial Term and any Extended Period (as may be extended), is hereinafter referred to as the “Term.” Each twelve (12) month period of the Term is referred to herein as a “Contract Year.” Except as provided for herein, the provisions of this Agreement shall apply during the Extended Period.”

The parties hereby agree that, effective as of the date hereof, the first sentence of Paragraph 4.2 of the Employment Agreement is amended to read as follows:

“The Employee shall be entitled to receive from the Company a minimum compensation at the following rates per annum (“Base Salary”):

Year	Base Salary

1	$360,000
2	$480,000
3	$600,000
4	$600,000
5	$600,000	”

Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.

Very truly yours,

BioRestorative Therapies, Inc.

By:
Mandy Clark
Vice President of Operations
Agreed:

Mark Weinreb